UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 26, 2020

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

Frederick M. Lehrer, P. A.

(561) 706-7646

flehrer@securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

H/Cell Energy Corporation is referred to herein as “we”, “our, or “us”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Director Resignations

Effective June 26, 2020, our Directors, Charles Benton (“Benton”) and Michael Doyle (“Doyle”) resigned as our Directors (the “Director Resignations”). The Director Resignations are not due to any disagreements with us, our management, or our operations.

Director Appointment

Effective June 26, 2020, our Board of Directors approved the appointment of Judd Brammah as our Director.

As reflected in our June 24, 2020 Form 8-K, on June 19, 2020, we entered into a Promissory Note with the Lender, Judd Brammah, for the principal amount of $230,332, whereby Judd Brammah lent us $230,332 at 6% interest with a maturity date of June 19, 2021. As further reflected in our June 24, 2020 Form 8-K, we are using the $230,332 to satisfy debt obligations to our Creditors.

Biography of Director Judd Brammah

Judd Brammah, 52, was appointed as our Director on June 26, 2020. Since 2011, Judd Brammah has been the Chief Executive Officer of Synergy Medical Technologies, Ltd (“Synergy”), a United Kingdom based company that focuses on orthopedic medical devices and technologies used by healthcare professionals. Mr. Brammah, holds a Bachelor of Science Degree with Honors in Engineering Product Design from London South Bank University, UK.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: June 29, 2020	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer